Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of _________ by and between SolarEdge Technologies, Inc., a Delaware corporation (the “Company”) and ___________ (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers, controlling persons and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.  The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, controlling persons and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.  Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection.  The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers, controlling persons and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

I.          Indemnification.

A.          Third Party Proceedings.  The Company shall indemnify Indemnitee (including its directors, officers, partners, members, employees, agents and spouse, as applicable) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the fullest extent permitted by law if Indemnitee is, was or becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company): (i) by reason of the fact that Indemnitee is or was or may be deemed to be a director, officer, controlling person, stockholder, fiduciary, employee or agent of the Company, or any subsidiary of the Company; (ii) by reason of any action or inaction on the part of Indemnitee while a director, officer, controlling person, stockholder, fiduciary, employee or agent or by reason of the fact that Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, controlling person, stockholder, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; or (iii) by reason of any action or inaction on the part of Indemnitee while serving in such capacity.  Indemnification shall include, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any claim made by any stockholder of the Company against Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to claims regarding non-participation, or non-prorata participation, in such round by such stockholder), or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws, against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines and, to the fullest extent permitted by law, amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

B.          Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was or may be deemed to be a director, officer, controlling person, stockholder, fiduciary, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, controlling person, stockholder, fiduciary, employee or agent or by reason of the fact that Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, controlling person, stockholder, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; provided, however, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

C.          Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

D.          Change of Control.  The Company agrees that if there is a Change in Control (as defined below) of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation, as amended (the “Certificate”), or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined below) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

II.          No Employment Rights.  Nothing contained in this Agreement is intended to create in Indemnitee any right to employment by the Company.

III.          Expenses; Indemnification Procedure.

A.          Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

B.          Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his, her or its right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

C.          Procedure.  Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law or this Agreement for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

D.          Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

E.          Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

IV.          Additional Indemnification Rights; Nonexclusivity.

A.          Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate, the Company’s Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, controlling person, stockholder, fiduciary, employee or agent such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, controlling person, stockholder, fiduciary, employee or agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

B.          Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

V.            Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

VI.          Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its officers, controlling persons, stockholders, fiduciaries, employees or agents under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

VII.         Officer and Director Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s controlling persons, if Indemnitee is a controlling person of the Company; or of the Company’s stockholders, if Indemnitee is a stockholder of the Company; or of the Company’s fiduciaries, if Indemnitee is a fiduciary of the Company; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

VIII.       Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 8.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

IX.          Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

A.          Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

B.          Fraud.  To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company;

C.          Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;

D.          Claims under Section 16(b).  To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; and

E.          Other Exceptions.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims arising from (i) acts or omissions by the Indemnitee that involve intentional misconduct or a knowing and culpable violation of law; (ii) any transaction from which the Indemnitee derived an improper personal benefit; (iii) acts or omissions that show a reckless disregard for the Indemnitee’s duty to the Company or its stockholders in circumstances in which the Indemnitee was aware, or should have been aware; and (iv) act or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee’s duty to the Company or the stockholders.

X.           Construction of Certain Phrases.

A.          For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and controlling persons, stockholders, fiduciaries, employees or agents, so that if Indemnitee is or was a director, officer, controlling person, stockholder, fiduciary, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, controlling person, stockholder, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

B.          For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, administrator, controlling person, stockholder, fiduciary, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, administrator, controlling person, stockholder, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

C.          For purposes of this Agreement, a “Change in Control” shall mean a Deemed Liquidation Event, as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

D.          For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(d) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three years (other than with respect to matters concerning the rights of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements.

E.          For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

XI.          Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were fraudulent or that such indemnification was unlawful.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

XII.         Miscellaneous.

A.          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

B.          Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

C.          Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

D.          Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

E.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

F.          Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

G.          Subrogation.  Except as otherwise set forth in Section 12 above, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

 (Signature page follows)

The parties hereto have executed this Indemnification Agreement as of the day and year set forth on the first page of this Indemnification Agreement.

COMPANY: SolarEdge Technologies, Inc., a Delaware corporation By: _______________________

AGREED TO AND ACCEPTED:

___________________________
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Address:

[Signature Page to SolarEdge’s Indemnification Agreement]